EXHIBIT 10.9

FORM OF
STOCK OPTION AGREEMENT
(Culp, Inc. 2007 Equity Incentive Plan)

THIS STOCK OPTION AGREEMENT (the “Agreement”), made effective as of the ___ day of ___________, ______ (the “Grant Date”), is by and between Culp, Inc., a North Carolina corporation (the “Corporation”), and __________________ (the “Holder”).

WHEREAS, the Corporation has adopted the Culp, Inc. 2007 Equity Incentive Plan (the “Plan”) to give Eligible Individuals the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive to provide or continue their Service; and

WHEREAS, the Corporation has awarded to the Holder an Option under the Plan, which Award shall be evidenced by this Agreement and effective as of the Grant Date (even though this Agreement may be physically executed and delivered after the Grant Date);

NOW, THEREFORE, the parties hereto agree as follows:

1.
Grant of Option.  Pursuant to the Plan, the Corporation hereby grants to the Holder an Option to purchase all or any part of an aggregate of  shares of Common Stock (the “Option Shares”), subject to, and in accordance with, the terms and conditions set forth in this Agreement and the Plan.  The Option and this Agreement are subject to all of the terms and conditions of the Plan, which terms and conditions hereby are incorporated by reference.  Except as otherwise expressly set forth herein, capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

2.	Status of Option. The Option is intended to be [select one]:

☐ an Incentive Stock Option.
☐   a Non-Qualified Stock Option.

3.	Exercise Price. The price at which the Holder shall be entitled to purchase Option Shares upon the exercise of the Option shall be $____ per share.

4.
Term of Option.  Subject to the terms of the Plan and this Agreement, the Option shall be exercisable at any time prior to the tenth anniversary of the Grant Date (the “Expiration Date”).  To the extent not exercised before the Expiration Date, this Option shall automatically expire unexercised.

5.	Vesting and Exercisability of Option. Subject to the terms of the Plan, the Option shall vest and become exercisable [select one]:

☐ with respect to:

(a)	twenty percent (20%) of the Option Shares beginning on the first anniversary of the Grant Date;

(b)	an additional twenty percent (20%) of the Option Shares beginning on the second anniversary of the Grant Date;

(c)	an additional twenty percent (20%) of the Option Shares beginning on the third anniversary of the Grant Date;

(d)	an additional twenty percent (20%) of the Option Shares beginning on the fourth anniversary of the Grant Date; and

(e)	the remaining twenty percent (20%) of the Option Shares beginning on the fifth anniversary of the Grant Date.

Notwithstanding the foregoing, subject to the provisions of the Plan and the discretion of the Committee, no portion of the Option shall become exercisable following the termination of the Holder’s Service.

☐ other (specify):
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

6.	Acceleration of Vesting. (select one)

☐ The Option shall not accelerate automatically upon the occurrence of a Change of Control or the occurrence of any other events, provided that nothing herein shall affect the authority of the Committee to accelerate the time after which the Option shall be exercisable.

☐ other (specify):

7.
Termination of Service.  Subject to the terms of the Plan and the discretion of the Committee, the Option shall, upon termination of the Holder’s Service, terminate and cease to be outstanding with respect to any and all Option Shares for which the Option is not otherwise exercisable as of the date of termination of the Holder’s Service (the “Termination Date”).  Subject to the terms of this Agreement, the Option may be exercised following the termination of the Holder’s Service only to the extent that the Option was exercisable as of the Termination Date.  Upon the expiration of the applicable exercise period as set forth below or (if earlier) upon expiration of the term, the Option shall terminate and cease to be outstanding.

In the Holder’s Service is terminated, the Option shall continue to be exercisable (to the extent the Holder could have exercised the Option as of the Termination Date) until [select one]:

☐ thirty (30) days after the Termination Date, unless the Holder’s Service is terminated due to the Holder’s:

(i)
death, in which case the Holder’s legatee(s) under the Holder’s last will or the Holder's personal representative or representatives may exercise all or part of the previously unexercised portion of the Option at any time within one year, but not beyond the expiration of its term, after the Holder's death; or

(ii)
total and permanent disability (as defined in Section 22(e)(3) of the Code), in which case the Holder or the Holder’s personal representative may exercise the previously unexercised portion of the Option at any time within one year, but not beyond the expiration of its term, after the Termination Date.

☐ other (specify):

8.
Exercise of Option.  The Holder may exercise all or a portion of the Option by giving written notice to the Corporation of exercise, and specifying the number of Option Shares with respect to which the Option is being exercised.  Such notice shall be delivered to the Secretary of the Corporation and shall be effective as of the later of the date of its receipt by the Secretary of the Corporation and the date on which the Holder has complied with the provisions of the Plan (including, without limitation, payment of the exercise price) with respect thereto.

9.	Non-Transferability of Option. The Option shall not be transferable by the Holder except to the extent permitted under the Plan.

10.
No Rights as a Shareholder.  The Holder shall not have any rights or privileges of a shareholder with respect to any Option Shares by virtue of the Option until the date of issuance by the Corporation of a certificate for such shares pursuant to the exercise of the Option.

11.
Holder Bound by the Plan.  The Holder hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.  A determination of the Committee as to any questions which may arise with respect to the interpretation of the provisions of this Agreement and of the Plan shall be final.  The Committee may authorize, establish and revise such rules and regulations with respect to the operation of the Plan not inconsistent with the provisions of the Plan, as it may deem advisable.

12.
Modification of Agreement.  Subject to the provisions of the Plan, this Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

13.
Severability.  Each provision of this Agreement is intended to be severable.  Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

14.
Governing Law; Jurisdiction.  This Agreement shall be governed and construed in accordance with the laws of the State of North Carolina, without regard to the principles of conflicts of law, except to the extent governed by federal law.  Each party hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in Guilford County, State of North Carolina, for the adjudication of any dispute hereunder.

15.
Successors in Interest.  This Agreement shall inure to the benefit of and be binding upon any successor to the Corporation.  This Agreement shall inure to the benefit of the Holder’s legal representatives.   All obligations imposed upon the Holder and all rights granted to the Corporation under this Agreement shall be final, binding and conclusive upon the Holder’s heirs, executors, administrators and successors.

[signatures are on the next page]

IN WITNESS WHEREOF, this Agreement has been executed by the Corporation and the Holder effective as of the date and year first written above.

CULP, INC.

By: ________________________________________
Name: _____________________ Title: _____________________

EMPLOYEE

By: ________________________________________
Name: _____________________ Title: _____________________